Exhibit 10.2

SG BLOCKS, INC.
RESTRICTED SHARE UNIT AGREEMENT

Summary of Restricted Share Unit Grant

SG Blocks, Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms of SG Blocks, Inc. Stock Incentive Plan, as amended (the “Plan”), and this Restricted Share Unit Agreement (the “Agreement”), the following number of Restricted Share Units, on the Date of Grant set forth below:

Name of Grantee:	[●]

Number of Restricted Share Units:	[●]

Date of Grant:	[●]

Vesting Dates:	December 31, 2019

Terms of Agreement

1.                   Grant of Restricted Share Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of share units (the “Restricted Share Units”) set forth above.  Each Restricted Share Unit shall represent the right to receive one share of the Company’s common stock, par value $0.01 per share (“Share”), and shall at all times be equal in value to one Share. The Restricted Share Units shall be credited in a book entry account established for the Grantee until payment in accordance with Section 3 hereof.

2.                   Vesting. The Restricted Share Units shall vest in full on the Vesting Date, provided that the Grantee shall have remained in the continuous employment or other service of the Company or a Subsidiary (“Continuous Service”) through the Vesting Date. The Restricted Share Units shall vest in full if, prior to the Vesting Date and during the Grantee’s Continuous Service, he or she dies or becomes “disabled” within the meaning of Section 409A of the Internal Revenue Code (the “Code”) or his or her employment or service is terminated by the Company without Cause (as defined in the Plan). The Restricted Share Units shall be forfeited automatically without further action or notice if, prior to the Vesting Date, the Grantee ceases to be employed by the Company or a Subsidiary, except as otherwise provided in the immediately preceding sentence. Notwithstanding the foregoing, the Board or Compensation Committee (the “Committee”) may accelerate the vesting of Restricted Share Units at any time.

3.                   Payment.  The Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the vested Restricted Share Units in January 2020. The Company’s obligations with respect to the vested Restricted Share Units shall be satisfied in full upon the delivery of the Shares underlying the Restricted Share Units.

4.                   Transferability.  The Restricted Share Units may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan.  Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units.

1

5.                   Dividend, Voting and Other Rights.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Restricted Share Units until such Shares have been delivered to the Grantee in accordance with Section 3 hereof.   The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

6.                   Payment of Dividend Equivalents.  From and after the Date of Grant and until the earlier of (a) the time when the Restricted Share Units are paid in accordance with Section 3 hereof or (b) the time when the Grantee’s right to payment of the Restricted Share Units is forfeited in accordance with Section 2 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Grantee shall be entitled to a cash amount equal to the product of (i) the dollar amount of the cash dividend paid per Share on such date and (ii) the total number of unpaid Restricted Share Units credited to the Grantee as of such date (the “Dividend Equivalent”).  The Dividend Equivalent shall be paid to the Grantee at the same time that the related dividend is paid to the holders of Shares. Dividend Equivalents will be subject to any required withholding for federal, state, local, foreign or other taxes.

7.                   No Retention Rights.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

8.                   Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary.

9.                   Taxes and Withholding.  To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the applicable tax withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the Grantee’s applicable taxing jurisdictions.  If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes at any time other than upon delivery of the Shares under this Agreement, then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).

10.               Adjustments.  The number and kind of Shares deliverable pursuant to the Restricted Share Units are subject to adjustment as provided in Section 15 of the Plan.

11.               Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Share Units; provided, however, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

2

12.               Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect in any material way the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

13.               Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.               Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Share Units.

15.               Successors and Assigns.  Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

16.               Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

17.               Use of Grantee’s Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

18.               Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement.  The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

3

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SG BLOCKS, INC.

By:______________________________________
Paul M. Galvin
Chief Executive Officer and Chairman of the Board

By signing below, you acknowledge that a copy of the Plan and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing at www.sgblocks.com and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Mahesh Shetty at (646) 240-4235 to request a paper copy of the Prospectus Information at no charge.  You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan.  The terms and conditions of the Plan and this Agreement constitute a legal contract that will bind both you and the Company as soon as you accept the award.

GRANTEE

Date: